                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-87139 and 333-87601) of Flextronics International, Ltd. and Form S-8 (No. 333-42255, 333-71049, 333-95189,
333-34016, and 333-34698) of Flextronics International, Ltd. of our report dated June 11, 1999 relating to the financial statements of Palo Alto Products International Pte. Ltd. and its subsidiaries (not presented separately herein), which appears in this Form 8-K of Flextronics International Ltd. dated June 12, 2000.


/s/ PRICEWATERHOUSECOOPERS, LLP
    ---------------------------
PricewaterhouseCoopers, LLP
San Jose, California

June 12, 2000